THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR ISSUABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO REGULATIONS PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO THE PROVISIONS UNDER REGULATION S OR PURSUANT TO REGISTRATION UNDER SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR ISSUABLE HEREUNDER ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN JANUARY 15, 1997 SUBSCRIPTION AND LOAN AGREEMENT BETWEEN THE ORIGINAL HOLDER HEREOF AND THE COMPANY (THE "SUBSCRIPTION AGREEMENT").

                              U.S. ELECTRICAR, INC.
                                CONVERTIBLE BOND
                            TO PURCHASE COMMON STOCK

                                                       San Francisco, California
U.S.$200,000                                            April 30, 1997


         U.S. ELECTRICAR, INC., a California corporation (the "Company"), the principal office of which is located at 5 Thomas Mellon Circle, Ste. 254, San Francisco, CA 94134, for value received hereby promises to pay to FONTAL INTERNATIONAL, LTD., or registered assigns, the sum of Two Hundred Thousand Dollars ($200,000.00) or such lesser amount as shall then equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter. The principal hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on July 9, 1997 (the "Due Date"). Payment for all amounts due hereunder shall be made at the election of the Company by wire transfer, as instructed by the Holder, or by mail to the registered address of the Holder. The Holder of the Bond is subject to certain restrictions set forth in the Subscription Agreement and shall be entitled to certain rights and privileges set forth in the Subscription Agreement.

         The following is a statement of the rights of the Holder of this Bond and the conditions to which this Bond is subject, and to which the Holder hereof, by the acceptance of this Bond, agrees:

         1. Definitions. As used in this Bond, the following terms, unless the context otherwise requires, have the following meanings:

                  a. "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Bond.

                  b. "Holder," when the context refers to a holder of this Bond, shall mean any person who shall at the time be the registered holder of this Bond.

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

         2. Interest. Until all outstanding principal and interest on this Bond shall have been paid in full, interest shall be payable on the outstanding principal balance of this Bond, in arrears on the Due Date, at the rate of ten percent (10.0%) per annum accruing from January 15, 1997.

         3. Prepayment. The Company may prepay any portion or all of the principal balance or interest of this Bond upon ten (10) days' prior written notice. Any prepayment of this Bond will be credited first against accrued interest then principal.

         4. Conversion.

                  a. Holder's Conversion Rights. So long as any principal remains outstanding hereunder up to and through the Due Date (the "Conversion Period"), Holder may, at its option by written notice to the Company, convert all or any part of the principal and interest due hereunder in increments of $100,000 or more (or such lesser amount as may remain outstanding under this Bond at the time of conversion) into Common Stock of the Company at Thirty Cents ($0.30) per share.

                  b. General Conversion Terms. Upon Holder's election to convert this Bond, the applicable amount of outstanding principal and interest of this Bond shall be converted so long as such conversion is exempt from applicable state and federal registration requirements and the terms and conditions set forth below. The Company shall not be obligated to issue certificates evidencing the shares of the securities issuable upon such conversion unless this Bond is either delivered to the Company or its transfer agent, or the Holder notifies the Company or its transfer agent that such Bond has been lost, stolen or destroyed and executes an agreement and provides collateral satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Bond. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to such Holder of such Bond, a certificate or certificates for the securities to which the Holder shall be entitled accompanied by appropriate restrictive legends on transfer, a check payable to the Holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, as the case may be, and a new Bond upon the same terms this Bond for any remaining principal in the case of a conversion of only a portion of this Bond. Such conversion shall be deemed to have been made immediately prior to the close of business of the date of receipt of written notice by the Company causing conversion. The person or persons entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes and the record Holder or Holders of such Common Stock on such date.

         5. Bond Confers No Rights of Shareholder. The Holder shall not have any rights as a shareholder of the Company with regard to the shares issuable hereunder prior to actual conversion hereunder.

         6. Reservation of Shares. The Company agrees at all times during the Conversion Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon conversion of this Bond, a sufficient number of shares of its Common Sock to provide for the conversion of the rights represented hereby to the extent ascertainable.

         7. Adjustments. If the Company at any time during the Conversion Period shall, by subdivision, combination or re-classification of securities, change any of the Company's Common Stock to which purchase rights under this Bond exist into the same or different

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

number of securities of any class or classes, this Bond shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the shares hereunder immediately prior to such subdivision, combination, or re-classification. If shares of the Company's Common Stock are subdivided into a greater number of shares of Common Stock, the conversion price for the shares hereunder upon conversion of this Bond shall be proportionately reduced and such shares be proportionately increased; and conversely, if shares of the Company's Common Stock are combined into a smaller number of Common Stock shares, the price shall be proportionately increased, and the Common Stock shares hereunder shall be proportionately decreased.

         8. Public Offering  Lock-Up.  For a period of up to  one-hundred-eighty
(180) days (the "Stand-off Period"), Holder shall not, if requested by the Company at any time in contemplation of a public registration, sell, pledge or otherwise transfer any capital stock acquired hereunder (or any other shares exchanged therefor), if this Bond has been converted, to any person or entity. Notwithstanding the foregoing, this lock-up right may be exercised by the Company only one time.

         9. Assignment. Subject to any restrictions on transfer described elsewhere herein, the rights and obligations of the Company and the Holder of this Bond shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties hereto.

         10. Transfer of this Bond or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Bond or any underlying securities, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law than in effect, including but not limited to Regulation S under the Securities Act of 1933, as amended (the "Act")). Furthermore, no such transfer shall be made unless the transferee meets the same investor suitability standards set forth in the Subscription Agreement. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Bond or the underlying securities, as the case may be, all in accordance with the terms of the written notice delivered to the Company. If a determination has been made pursuant to this Section that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Bond or underlying securities thus transferred shall bear legends as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restriction.

         11. Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Bond shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or if mailed from and to an address in North America (Canada, United States or Mexico) mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given five (5) days after such delivery, to the address set forth in the Subscription Agreement. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

         12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely with the State of California. Venue for all purposes in connection with this Bond shall be San Francisco, California.

         13. Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Bond, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         14. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Bond.

         IN WITNESS WHEREOF, the Company has caused this Bond to be issued as of the date first set forth above.

                                  U.S. ELECTRICAR, INC.



                                  By:       / s /  Roy Y. Kusumoto
                                      -----------------------------------
                                       (Signature)


                                              Roy Y. Kusumoto
                                       ----------------------------------
                                       (Print Name and Title)

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